EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-3017 of Lennar Corporation on Form S-3 of our reports dated January 16, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1996.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida

February 26, 1997

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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation be reference in Registration Statements No. 33-45442 and No. 2-89104 of Lennar Corporation on Form S-8 of our report dated January 16, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1996.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida

February 26, 1997